Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-284654) on Form S-4 of Gen Digital Inc., of our report dated February 25, 2025, relating to the consolidated financial statements of MoneyLion Inc., incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Austin, Texas
March 3, 2025